ICC17 7742 JOINT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS, ANNUAL STEP-UP AND EARNINGS-SENSITIVE WITHDRAWAL AMOUNT Thank you for choosing Jackson National Life Insurance Company®, hereinafter referred to as "the Company" or "Jackson®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below and are in effect on the Effective Date of this endorsement as shown on the Supplemental Contract Data Pages. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIVES (AS DEFINED BY THIS ENDORSEMENT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. IF THE COMPANY EXERCISES SUCH RIGHT, YOU MAY NO LONGER BE ABLE TO FUND THIS BENEFIT, WHICH MAY IMPACT ITS POTENTIAL VALUE AND DURATION. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE EARNINGS-SENSITIVE ADJUSTMENTS DURING A CONTRACT YEAR PLUS THE GREATER OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT OR THE REQUIRED MINIMUM DISTRIBUTION COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ENDORSEMENT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this endorsement only. All terms defined in the Contract that are used in this endorsement have the same definition as in the Contract. ENDORSEMENT

ICC17 7742 2 "BENEFIT DETERMINATION BASELINE (BDB). The value the Company uses to determine whether the GAWA% will increase upon step-up. BONUS PERIOD. The time period over which the Owner is eligible for a bonus, as shown on the Supplemental Contract Data Pages. CONTINGENT ANNUITANT. The natural person that is designated as one of the Covered Lives on a Qualified Custodial Account Contract only. Any reference to the Annuitant does not include any Contingent Annuitant. CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. COVERED LIFE. The individuals covered under the For Life Guarantee. On Qualified Plan contracts, the Owner and the primary spousal Beneficiary named as of the Effective Date of this endorsement will each be considered a Covered Life. On Qualified Custodial Account Contracts, the Annuitant and the spousal Contingent Annuitant named as of the Effective Date of this endorsement will each be considered a Covered Life. On Non-Qualified Plan contracts, the spousal Joint Owners will each be considered a Covered Life. The Covered Lives may not be subsequently changed. In certain circumstances, the Company may permit the elimination of a Joint Owner in the event of divorce. DESIGNATED LIFE. The life on which the GMWB benefit is based. The Designated Life is shown on the Supplemental Contract Data Pages. The Designated Life will be the youngest Covered Life. EARNINGS-SENSITIVE ADJUSTMENT. An amount that the Owner may be allowed to withdraw each Contract Year in addition to the Guaranteed Annual Withdrawal Amount (GAWA) or Required Minimum Distribution (RMD) while still keeping the GMWB fully effective. Earnings-Sensitive Adjustments apply to each partial withdrawal taken and depend on the withdrawal amount and the GMWB Earnings at the time of the withdrawal. The Earnings-Sensitive Adjustments are greater than or equal to zero. EFFECTIVE DATE. The date defined on the Supplemental Contract Data Pages. GMWB EARNINGS. An amount used to calculate the Earnings-Sensitive Adjustments that apply to each withdrawal. GMWB EARNINGS DETERMINATION BASELINE. The value used to calculate the GMWB Earnings. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum guaranteed amount the Owner is allowed to withdraw each Contract Year, subject to the RMD exception stated in this endorsement, for the guarantee to remain fully effective. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based. GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Charge and other GMWB values are based.

ICC17 7742 3 GWB ADJUSTMENT DATE. The date the GWB adjustment is applied to the GWB shown on the Supplemental Contract Data Pages. MAXIMUM ELIGIBLE WITHDRAWAL AMOUNT REMAINING (MEWAR). The maximum partial withdrawal amount (before the application of any Earnings-Sensitive Adjustment) that is eligible for the Earnings-Sensitive Adjustment at a given time. If a partial withdrawal is taken that exceeds the MEWAR, then only the portion up to the MEWAR will receive an Earnings-Sensitive Adjustment. QUALIFIED CUSTODIAL ACCOUNT CONTRACT. A Qualified Plan contract (including Roth IRAs) with a custodial Owner and Beneficiary. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this endorsement, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." 2) The following language is added to the GENERAL PROVISIONS of the Contract: "MISSTATEMENT OF AGE. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB but falls within the allowable age range then, on the date the misstatement is discovered, the GWB and GAWA will be recalculated based on the GAWA% applicable at the correct age. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB and falls outside the allowable age range then, on the date the misstatement is discovered, the GMWB will be null and void and all GMWB Charges will be refunded. REPORTS. For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: any bonus amount credited to the GWB, the beginning and ending GWB, the applicable GAWA% and the GAWA amount available for withdrawal in the following Contract Year, and the Contract Value after the application of the GMWB Charges." 3) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to take periodic partial withdrawals, prior to the Income Date: 1) if the For Life Guarantee is in effect, for the lifetime of the last surviving Covered Life, or 2) if the For Life Guarantee is not in effect, until the earlier of Your death or the death of any Joint Owner, the death of the Annuitant on Qualified Custodial Account Contracts, or until the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. Guaranteed withdrawals under the GMWB are non-cumulative; therefore, if You do not take the GAWA or the RMD in one year, You may not take more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent years. On each Contract Anniversary following the Effective Date of this endorsement, the GWB will automatically "step up" to the Contract Value if the Contract Value is greater than the GWB.

ICC17 7742 4 The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract. For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this endorsement, including any applicable charges, Earnings-Sensitive Adjustments and other adjustments to such withdrawals. The total amount received under the guarantee may be less than the GWB at election due to the application of these charges and adjustments. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. If the Fixed Account Contract Value is greater than the Fixed Account Minimum Value, the GMWB Charge will be deducted on a pro rata basis from the Investment Divisions and Fixed Account Options, until such time that the Fixed Account Contract Value has been reduced to the Fixed Account Minimum Value, as defined in Your Contract. If the Fixed Account Contract Value is equal to the Fixed Account Minimum Value, the GMWB Charge will be deducted on a pro rata basis from the Investment Divisions. If no value remains in the Investment Divisions and the Fixed Account Contract Value is equal to the Fixed Account Minimum Value, the GMWB Charge will not be assessed for that Contract Quarter. The GMWB Charge will be assessed appropriately when the Fixed Account Contract Value is greater than the Fixed Account Minimum Value or any Investment Division has value. The GMWB Charge will be discontinued upon the earlier of the termination of this benefit or the date on which the Contract Value equals zero. Upon termination, a pro rata GMWB Charge will be assessed for the period since the last quarterly GMWB Charge. The GMWB Charges applied to the Investment Divisions result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision found on the Supplemental Contract Data Pages.

ICC17 7742 5 Guaranteed Withdrawal Balance. On the Effective Date of this endorsement, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this endorsement. With each subsequent Premium payment received after the Effective Date of this endorsement, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Maximum. With each partial withdrawal, the GWB is reduced. Withdrawals in excess of the GAWA but less than or equal to the RMD are subject to favorable withdrawal treatment, contingent upon Your acceptance of the Company's calculations of the RMD amounts. The RMD calculations will be limited to this Contract only. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, and the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or b. zero. The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. The GAWA% is the percentage upon which the GAWA is based and is defined on the Supplemental Contract Data Pages. The GAWA% is determined at the earlier of: 1) the date You elect to opt out of an increase to the GMWB Charge percentage, 2) the time of the first withdrawal after the Effective Date of this endorsement, 3) the date that the Contract Value reduces to zero, 4) the date that the GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life, or 5) upon election of the Joint Life Income of the GAWA Income Option. The GAWA% is based on the Designated Life's attained age at the time of determination. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination.

ICC17 7742 6 With each subsequent Premium payment received after the GAWA% is determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes; or 2. the GAWA% multiplied by the increase in the GWB. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal. At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. Benefit Determination Baseline. On the Effective Date of this endorsement, the BDB is determined as follows: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the BDB equals the initial Premium payment, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the BDB equals the Contract Value on the Effective Date of this endorsement. With each subsequent Premium payment received after the Effective Date of this endorsement, the BDB will be recalculated to equal the BDB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes. No adjustment is made to the BDB for partial withdrawals. Guaranteed Withdrawal Balance Bonus. After the Effective Date of this endorsement, a bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year. At the time the bonus is applied: 1. The GWB equals the GWB prior to the application of the bonus plus the bonus base multiplied by the Bonus Percentage shown on the Supplemental Contract Data Pages, and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. If the bonus is applied after the GAWA% has been determined, the GAWA is the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the bonus.

ICC17 7742 7 The bonus base is determined as follows: On the Effective Date of this endorsement, the bonus base is equal to the GWB. With each subsequent Premium payment received after the Effective Date of this endorsement, the bonus base will be recalculated to equal the bonus base prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the Bonus Base Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the bonus base as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the bonus base will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the bonus base is set equal to the lesser of the GWB following the partial withdrawal or the bonus base prior to the partial withdrawal. Adjustments to the Bonus Base due to partial withdrawals will continue even if You have elected to discontinue the bonus provision to avoid charge increases. The GWB Bonus provision is terminated on the earlier of 1) the date the Contract Value is reduced to zero, 2) the date You elect to discontinue the GWB Bonus provision to avoid charge increases, or 3) the date the GMWB endorsement is terminated. Guaranteed Withdrawal Balance Adjustment. After the Effective Date of this endorsement, if no withdrawals are taken on or prior to the GWB Adjustment Date, the GWB adjustment is applied to the GWB on the GWB Adjustment Date. At the time the GWB adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB adjustment, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. The GWB adjustment is determined as follows: On the Effective Date of this endorsement, the GWB adjustment is equal to the GWB Adjustment Percentage shown on the Supplemental Contract Data Pages multiplied by the GWB, subject to the GWB Adjustment Maximum shown on the Supplemental Contract Data Pages. With each subsequent Premium payment received after the Effective Date of this endorsement and prior to the first Contract Anniversary following the Effective Date of this endorsement, the GWB adjustment will be recalculated to equal the GWB adjustment prior to the Premium payment plus the Premium payment, net of any applicable premium taxes, multiplied by the GWB Adjustment Percentage, subject to the GWB Adjustment Maximum. With each subsequent Premium payment received on or after the first Contract Anniversary following the Effective Date of this endorsement, the GWB adjustment will be recalculated to equal the GWB adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Adjustment Maximum.

ICC17 7742 8 The GWB Adjustment provision is terminated on the earlier of 1) the GWB Adjustment Date, 2) the date a partial withdrawal is made prior to the GWB Adjustment Date, 3) the date the Contract Value is reduced to zero, 4) the date this GMWB endorsement is terminated, 5) the date this GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life, or 6) the date You elect to discontinue the GWB Adjustment provision to avoid charge increases. GMWB Earnings Determination Baseline. On the Effective Date of this endorsement, the GMWB Earnings Determination Baseline is determined as follows: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the GMWB Earnings Determination Baseline is equal to the Premium, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the GMWB Earnings Determination Baseline is equal to the Contract Value. With each subsequent Premium payment received after the Effective Date of this endorsement, the GMWB Earnings Determination Baseline is equal to the GMWB Earnings Determination Baseline prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes. At the time of partial withdrawal, the GMWB Earnings Determination Baseline is equal to the greater of: 1. zero; and 2. the GMWB Earnings Determination Baseline prior to the partial withdrawal less the greater of: a. the partial withdrawal less GMWB Earnings; and b. zero. Earnings-Sensitive Adjustments. After the Effective Date of this endorsement, when a partial withdrawal is taken, the withdrawal amount will be increased by the Earnings-Sensitive Adjustment that applies to that withdrawal. The Earnings-Sensitive Adjustment portion is considered a withdrawal for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract. In particular, it will reduce Contract Value and other values in the same manner as any other withdrawal. The Earnings-Sensitive Adjustment is dependent on the MEWAR, GMWB Earnings and whether the For Life Guarantee is in effect at the time of the withdrawal, as outlined on the Supplemental Contract Data Pages. At any time, the MEWAR is the greater of: 1. zero; and 2. the quantity equal to: a. the Earnings-Sensitive Adjustments in the current Contract Year; plus, b. the greater of the GAWA or the RMD; less c. all partial withdrawals made in the current Contract Year, including any Earnings-Sensitive Adjustments. At any time, GMWB Earnings are the greater of: 1. zero; and 2. the Contract Value minus the GMWB Earnings Determination Baseline.

ICC17 7742 9 For Life Guarantee. While the Contract is still in effect with a Contract Value greater than zero and before the Income Date, the For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages. If the For Life Guarantee becomes effective after the GAWA% is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB endorsement is terminated or if this GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life. Contract Value Reduces to Zero. If the Contract Value is reduced to zero, all other rights under the Contract cease, no subsequent Premium payments will be accepted, and all other endorsements are terminated without value. The Bonus Period is terminated and no further bonuses are applied. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of the last surviving Covered Life. Upon the death of the last surviving Covered Life, all payments will cease. No death benefit will apply. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB, the death of the Owner, the death of any Joint Owner, or the death of the Annuitant on Qualified Custodial Account Contracts. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of the Owner or the death of any Joint Owner or the depletion of the GWB, all payments will cease and Spousal Continuation is not available. No death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during the year may not exceed the annual payment amount described above. If the GAWA is less than the Minimum GAWA shown on the Supplemental Contract Data Pages, the Company may, at its discretion, require the GAWA to be paid in annual intervals or pay the present value of future GAWA payments in a lump-sum, net of any applicable taxes and subsequently terminate the endorsement. The actuarial basis for computing the present value of the future GAWA payments will be the same as the Basis of Computation described in Your Contract. Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this endorsement, the GWB will automatically step up to the Contract Value if the Contract Value is greater than the GWB.

ICC17 7742 10 At the time of step-up: 1. The GWB is set equal to the Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. The bonus base equals the greater of: a. the new GWB; or b. the bonus base prior to the step-up. 3. The BDB equals the greater of: a. the Contract Value; or b. the BDB prior to the step-up. If the step-up occurs after the GAWA% has been determined, then: 1. if the Contract Value is greater than the BDB prior to the step-up and the For Life Guarantee is still in effect, the GAWA% is re-determined based on the attained age of the Designated Life, and 2. the GAWA is the greater of: a. the GAWA% (as re-determined, if applicable) multiplied by the new GWB; or b. the GAWA prior to the step-up." 4) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect, the Contract and GMWB terminate without value, unless the Contract is continued by the spouse. Upon continuation of the Contract by the surviving Covered Life, the GMWB will remain in effect and may not be subsequently terminated independently from the Contract to which it is attached. The GAWA will continue to be determined in accordance with the rules described under the Guaranteed Annual Withdrawal Amount provision and will be based on the Designated Life's attained age. The GWB adjustment will apply in accordance with the Guaranteed Withdrawal Balance Adjustment provision and will continue to be based on the Designated Life's attained age. Step-ups will continue as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the Guaranteed Withdrawal Balance Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the Effective Date of this endorsement will continue to be the original endorsement Effective Date. The Bonus Period will continue to be based on the original Effective Date of this endorsement or the most recent bonus base step-up, if applicable. The latest date upon which the Bonus Period can re-start will continue to be based on the Designated Life's attained age. Upon continuation of the Contract by a surviving spouse who is not a Covered Life, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the spouse does not make such an election on the continuation date, the GMWB will be continued by the spouse, will remain in force and may not be subsequently terminated independently from the Contract to which it is attached. All conditions upon continuation of the GMWB (as described above) will apply except that the For Life Guarantee and Guaranteed Withdrawal Balance Adjustment provisions are null and void. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age on the continuation date, the GAWA will be equal to the GAWA% multiplied by the GWB and the GAWA% will not change on future step-ups."

ICC17 7742 11 5) The following language is added to the INCOME PROVISIONS of the Contract: "On the Latest Income Date if the For Life Guarantee is in effect, in addition to the Income Options available in Your Contract, one of the following GMWB Income Options may be elected: JOINT LIFE INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount payable during the lifetime of the last surviving Covered Life. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option. This amount will be paid in the frequency (not less than annually) that You elect. No further annuity payments are payable after the death of the last surviving Covered Life, and there is no provision for a death benefit payable to the Beneficiary. Therefore, it is possible for only one annuity payment to be made under this GMWB Income Option if both Covered Lives die before the due date of the second payment. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time of election of this GMWB Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB. On the Latest Income Date if the For Life Guarantee is not in effect, in addition to the Income Options available in Your Contract, the following GMWB Income Option may be elected: SPECIFIED PERIOD INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option, but will not exceed the remaining GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that You elect. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This option may not be available on certain Qualified Plans." TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge, and all endorsement benefits end on the earlier of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner, any Joint Owner, or the Annuitant on Qualified Custodial Account Contracts, dies, unless continued by the spouse; 5. the continuation date if the surviving spouse elects to terminate the GMWB and the spouse is permitted under the terms of this endorsement to make such an election; 6. the date upon which You receive the single lump-sum payment because the Contract Value has fallen to zero and the GAWA is less than or equal to the Minimum GAWA shown on the Supplemental Contract Data Pages; and 7. the date upon which all obligations for payment under this endorsement have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company President

ICC17 7742-S SUPPLEMENTAL CONTRACT DATA PAGES Contract Number: [1234567890] Benefit: Joint For Life Guaranteed Minimum Withdrawal Benefit with Bonus, Annual Step-Up and Earnings-Sensitive Withdrawal Amount Designated Life: [John Doe] Designated Life Issue Age: [45] Contingent Annuitant: [Jane Doe] Contingent Annuitant Issue Age: [45] Bonus Percentage: [6%] of the bonus base Bonus Base Maximum: [$5,000,000.00] Earnings-Sensitive Adjustment, with the For Life Guarantee in effect: The least of: 1. [40%] of the GMWB Earnings at the time of the withdrawal; or 2. [2/3] of the lesser of the MEWAR and the withdrawal amount prior to any Earnings-Sensitive Adjustment. Earnings-Sensitive Adjustment, with the For Life Guarantee NOT in effect at time of withdrawal: The least of: 1. [40%] of the GMWB Earnings at the time of withdrawal; 2. [2/3] of the lesser of the MEWAR and the withdrawal amount prior to any Earnings-Sensitive Adjustment; or 3. The greater of: a. zero; and b. the GWB less the MEWAR. GWB Adjustment Percentage: [200%] of the GWB Guaranteed Withdrawal Balance (GWB) Adjustment Date: The later of (a) the Contract Anniversary on or immediately following the Designated Life's [70th] birthday, or (b) the [12th] Contract Anniversary following the Effective Date of this endorsement. GWB Adjustment Maximum: [$5,000,000.00] GWB Maximum: [$5,000,000.00]

ICC17 7742-S 2 SUPPLEMENTAL CONTRACT DATA PAGES (CONT'D) For Life Guarantee Effective Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or 2. the Effective Date of this endorsement. Minimum GAWA: [$500] GAWA%: Attained Age GAWA% [35-64 3.00% 65-74 4.00% 75-80 4.50% 81+ 5.00%] Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The charge percentage equals [0.2875%] of the GWB on a quarterly basis and is deducted (i) at the end of each Contract Quarter; and (ii) upon termination of the GMWB. This charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this endorsement, the Company reserves the right to increase the GMWB Charge percentage by up to [0.0500%] on a quarterly basis. The Maximum GMWB Charge percentage is [0.5750%] on a quarterly basis. If the GMWB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMWB Charge increases by forfeiting the bonus provision, automatic step-ups, the GWB Adjustment and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed and the GAWA% will be determined with no future recalculation. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. Bonus Period. The Bonus Period begins on the Effective Date of this endorsement and will re-start at the time the bonus base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the Designated Life's [80th] birthday. The Bonus Period ends on the earlier of (a) the [10th] Contract Anniversary following the beginning of the most recent Bonus Period, or (b) the date on which the Contract Value falls to zero for any reason.

ICC17 7742-S 3 SUPPLEMENTAL CONTRACT DATA PAGES (CONT'D) Effective Date. This endorsement is effective on the Issue Date of the Contract to which it is attached unless otherwise stated. Signed for the Jackson National Life Insurance Company President